                                                                    EXHIBIT 99.1
RELEASE:  IMMEDIATE


                          GETTY REALTY CORP. ANNOUNCES

                        FINANCIAL RESULTS FOR THE QUARTER

                              ENDED MARCH 31, 2003



         JERICHO, NY, MAY 12, 2003 --- Getty Realty Corp. (NYSE-GTY) today reported the Company's financial results for the quarter ended March 31, 2003.

          Net earnings before cumulative effect of accounting change for the quarter ended March 31, 2003 were $9.1 million as compared with $9.3 million for the comparable prior year period. Net earnings for the quarter ended March 31, 2003, which were $8.6 million as compared with $9.3 million for the comparable prior year period, decreased by $0.7 million principally due to the one-time cumulative effect of an accounting change of $0.6 million. Diluted earnings per common share for the quarter ended March 31, 2003 were $.34, as compared with $.37 for the comparable prior year period.

         Funds from operations ("FFO") for the quarter ended March 31, 2003 were $9.8 million, or $.45 per diluted common share, which is comparable to $10.0 million, or $.45 per diluted common share, for the quarter ended March 31, 2002. Adjusted funds from operations ("AFFO") for the quarter ended March 31, 2003 were $8.4 million which is comparable to $8.3 million for the quarter ended March 31, 2002. Funds from operations ("FFO") is generally considered to be an appropriate supplemental non-GAAP measure of the performance of real estate investment trusts. FFO is defined as net earnings applicable to common shareholders before depreciation and amortization, gains or losses on sales of real estate, discontinued operations, extraordinary items and cumulative effect of accounting change. AFFO is a supplemental non-GAAP measure that we define as FFO less straight-line rent. AFFO is a meaningful supplemental measure of performance due to the significant impact of straight-line rent accounting on our net earnings and FFO. Neither FFO nor AFFO represents cash generated from operating activities in accordance with generally accepted accounting principles and therefore should not be considered an alternative for net income or as a measure of liquidity. A reconciliation of net earnings to FFO and AFFO is included in the financial tables at the end of this release.

         Revenues from rental properties for the quarter ended March 31, 2003 were $16.7 million, which is comparable to $16.9 million for the quarter ended March 31, 2002. Rental income received was $15.3 million for the quarter ended March 31, 2003, which is comparable to $15.2 for the quarter ended March 31, 2002. Revenues from rental properties include $1.4 million and $1.7 million of deferred rental revenue accrued in the current and prior period, respectively, due to recognition of rental revenue on a straight-line basis. Deferred rental revenue is included in net earnings and FFO but is excluded from AFFO as discussed above.

         General and administrative expenses for the quarter ended March 31, 2003 were $1.3 million which increased by $0.2 million compared to the quarter ended March 31, 2002 primarily due to higher legal fees.

         Environmental expenses, net of estimated recoveries for the quarter ended March 31, 2003 were $1.5 million which is comparable to $1.6 million for the quarter ended March 31, 2002. Environmental expenses for the quarter ended March 31, 2003 include $1.0 million for the net change in estimated environmental costs, a $0.4 million decrease from the prior period. The decrease in the change in estimated environmental costs was partially offset by accretion expense of $0.2 million recorded in the current quarter due to the increase in present value resulting from the passage of time of the net environmental liability recorded as of January 1, 2003.

         Due to the adoption of Statement of Financial Standard No. 143 effective January 1, 2003, accrued environmental remediation costs and the related recoveries from state underground storage tank funds were adjusted to their estimated fair value resulting in a one-time cumulative effect of change in accounting charge of $0.6 million. Environmental liabilities and the related assets are currently measured based on their expected future cash flows which have been adjusted for inflation and discounted to present value. The net environmental liability was subsequently increased by a portion of the discount initially recognized at January 1, 2003 and, as discussed above, accretion expense was included in environmental expenses during the quarter ended March 31, 2003.

         Leo Liebowitz, President and CEO stated, "I am pleased that the Company's net earnings and funds from operations for the quarter ended March 31, 2003 remain on target with our expectations. As announced last week, we completed the acquisition of 41 gas station / convenience stores we previously leased in New England for approximately $13.0 million in cash. The purchase will result in the elimination of over $1.3 million of current annual rent expense and the elimination of future rent escalations, which will have a positive impact on our cash flow and funds from operations."

         Getty Realty's First Quarter Earnings Conference Call is scheduled for tomorrow, Tuesday, May 13, 2003 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 1-913-981-5548 five to ten minutes before the scheduled start time and reference pass code 602438. If you cannot participate in the live event, a replay will be available beginning immediately after the end of the call though midnight, May 16, 2003. To access the replay, please dial
(719) 457-0820 and reference passcode 602438.

         Getty Realty Corp. is a real estate investment trust specializing in service stations, convenience stores and petroleum marketing terminals. The Company owns and leases approximately 1,100 properties in the Eastern United States.

         CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN USED HEREIN, THE WORDS "BELIEVES", "EXPECTS", "PLANS", "PROJECTS", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.

                                     -more-

                       GETTY REALTY CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)


--------------------------------------------------------------------------------
                                                   Three months ended March 31,
--------------------------------------------------------------------------------
                                                          2003            2002
--------------------------------------------------------------------------------
Revenues:
 Revenues from rental properties                       $ 16,677        $ 16,877
 Other income, net                                          354             560
                                                      --------------------------
     Total revenues                                      17,031          17,437
                                                      --------------------------
Expenses:
 Rental property expenses                                 2,912           3,105
 Environmental expenses, net                              1,547           1,649
 General and administrative expenses                      1,293           1,078
 Depreciation expense                                     2,139           2,314
 Interest expense                                            33              33
                                                      --------------------------
      Total expenses                                      7,924           8,179
                                                      --------------------------
Net earnings before cumulative effect of accounting
 change                                                   9,107           9,258
Cumulative effect of accounting change                     (550)            -
                                                      --------------------------
Net earnings                                              8,557           9,258
Preferred stock dividends                                 1,272           1,272
                                                      --------------------------
Net earnings applicable to common
 shareholders                                          $  7,285        $  7,986
                                                      ==========================

Net earnings per common share:
       Basic                                               $.34            $.37
       Diluted                                             $.34            $.37

Weighted average common shares outstanding:
       Basic                                             21,442          21,425
       Diluted                                           21,456          21,435

                       GETTY REALTY CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)

------------------------------------------------------------------------------------------------------
                                                                           March 31,     December 31,
------------------------------------------------------------------------------------------------------
Assets:                                                                      2003            2002
------------------------------------------------------------------------------------------------------
 Real Estate:
   Land                                                                   $ 135,719      $ 135,372
   Buildings and improvements                                               172,573        172,682
                                                                      -------------  -------------
                                                                            308,292        308,054
   Less - accumulated depreciation                                          (95,689)       (93,986)
                                                                      -------------  -------------
      Real estate, net                                                      212,603        214,068
 Cash and equivalents                                                        32,948         33,726
 Deferred rent receivable                                                    16,524         15,116
 Recoveries from state underground storage tank funds, net                   12,988         13,396
 Mortgages and accounts receivable, net                                       4,678          5,193
 Prepaid expenses and other assets                                              924            992
                                                                      -------------  -------------
      Total assets                                                        $ 280,665      $ 282,491
                                                                      =============  =============

------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity:
------------------------------------------------------------------------------------------------------

 Mortgages payable                                                        $     905      $     923
 Dividends payable                                                           10,117         10,379
 Accounts payable and accrued expenses                                        9,285          9,839
 Environmental remediation costs                                             28,491         27,924
                                                                      -------------  -------------
      Total liabilities                                                      48,798         49,065
                                                                      -------------  -------------

 Shareholders' equity:
   Preferred share, par value $.01 per share; authorized
     20,000,000 shares for issuance in series of which
     3,000,000 shares are classified as Series A Participating
     Convertible Redeemable Preferred;  issued 2,865,768
     at March 31, 2003 and December 31, 2002                                 71,644         71,644
   Common share, par value $.01 per share; authorized
     50,000,000 shares; issued 21,442,801 at March 31, 2003
     and 21,442,299 at December 31, 2002                                        214            214
   Paid-in capital                                                          186,665        186,664
   Dividends paid in excess of earnings                                     (26,656)       (25,096)
                                                                      -------------  -------------
      Total shareholders' equity                                            231,867        233,426
                                                                      -------------  -------------
      Total liabilities and shareholders' equity                          $ 280,665      $ 282,491
                                                                      =============  =============

                      GETTY REALTY CORP. AND SUBSIDIARIES
                         RECONCILIATION OF NET EARNINGS
                     TO FUNDS FROM OPERATIONS AND ADJUSTED
                             FUNDS FROM OPERATIONS
                    (in thousands, except per share amounts)
                                  (unaudited)

----------------------------------------------------------------------------------------
                                                            Three months ended March 31,
----------------------------------------------------------------------------------------
                                                                     2003          2002
----------------------------------------------------------------------------------------
Net earnings                                                        $8,557        $9,258
Preferred stock dividends                                           (1,272)       (1,272)
                                                             ---------------------------
Net earnings applicable to common                                    7,285         7,986
   shareholders
Depreciation expense                                                 2,139         2,314
Gains on sales of real estate                                         (126)         (346)
Cumulative effect of accounting change                                 550           -
                                                             ---------------------------
Funds from operations                                                9,848         9,954
Straight-line rent                                                  (1,408)       (1,689)
                                                             ---------------------------
Adjusted funds from operations                                      $8,440        $8,265
                                                             ===========================

Diluted funds from operations per common
   share (a)                                                          $.45          $.45

Diluted weighted average number of common shares outstanding:
  Used to calculate net earnings per share                          21,456        21,435
  Assumed conversion of preferred shares                             3,242         3,242
                                                             ---------------------------
  Used to calculate funds from operations per share                 24,698        24,677
                                                             ===========================


(a) Diluted funds from operations per common share is computed by dividing funds from operations by the weighted average number of common share equivalents outstanding during the period and gives effect, for the quarters ended March 31, 2003 and 2002, to the potential dilution from the assumed conversion of Series A Participating Convertible Redeemable Preferred stock into common stock utilizing the if-converted method. The if-converted method adds back the preferred stock dividends of $1,272 to funds from operations, which equates to $11,120 and $11,226 for the quarters ended March 31, 2003 and 2002, respectively, which sums are then divided by the diluted weighted average number of common share equivalents outstanding.


         FUNDS FROM OPERATIONS ("FFO") IS GENERALLY CONSIDERED TO BE AN APPROPRIATE SUPPLEMENTAL NON-GAAP MEASURE OF THE PERFORMANCE OF REAL ESTATE INVESTMENT TRUSTS. FFO IS DEFINED AS NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS BEFORE DEPRECIATION AND AMORTIZATION, GAINS OR LOSSES ON SALES OF REAL ESTATE, DISCONTINUED OPERATIONS, EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE. ADJUSTED FUNDS FROM OPERATIONS ("AFFO") IS A SUPPLEMENTAL NON-GAAP MEASURE AND WE DEFINE AFFO AS FFO LESS STRAIGHT-LINE RENT. AFFO IS A MEANINGFUL SUPPLEMENTAL MEASURE OF PERFORMANCE DUE TO THE SIGNIFICANT IMPACT OF STRAIGHT-LINE RENT ON OUR NET EARNINGS AND FFO. NEITHER FFO NOR AFFO REPRESENTS CASH GENERATED FROM OPERATING ACTIVITIES IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND THEREFORE SHOULD NOT BE CONSIDERED AN ALTERNATIVE FOR NET INCOME OR AS A MEASURE OF LIQUIDITY.


Contact:     Thomas J. Stirnweis
             (516) 478-5403

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